EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated November 24, 1999 included in the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 333-28661, 2-99389, 33-21699, 33-35288, and 33-45386) and Form S-3
(Registration No. 33-60485).



ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,  December 21, 1999